EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

XTO Energy Inc.

Fort Worth, Texas:

We consent to the incorporation by reference in the registration statements (No. 333-122767) on Form S-3, (No. 333-121195) on Form S-4, and (Nos. 333-68775, 333-69977, 333-37668, 333-81849, 333-91460, 333-120540 and 333-55784) on Form S-8 of XTO Energy Inc. of our reports dated March 7, 2005, with respect to the consolidated balance sheets of XTO Energy Inc. as of December 31, 2004 and 2003, and the related consolidated income statements, statements of cash flows and statements of stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of XTO Energy Inc.

KPMG LLP

Dallas, Texas

March 7, 2005